November 1, 2002

LOAN AGREEMENT

This is to signify that Richard Luden, an individual, does hereby agree to lend to The Guitammer Company Inc. the sum of $82,000, without interest or security, to be repaid upon the sale of The Guitammer Company Inc., or prior to said event at such a time as the Board of Directors of The Guitammer Company Inc. deem advisable.

Richard B. Luden 11.1.02

*(Signature)*Richard B. Luden, Lender — Date

Mark A. Luden 11.1.02

(Signature) Mark A. Luden, President/CEO of The Guitammer Company Inc. — Date